UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
FEBRUARY 1, 2009
DATE OF REPORT
(Date of Earliest Event Reported)

RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

South Dakota (State of incorporation)	001-07982 (Commission File No.)	46-0246171 (IRS Employer Identification No.)
205 East 6th Street, P.O. Box 5107, Sioux Falls, SD 57117-5107
(Address of principal executive offices)
(605) 336-2750
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers
     On February 1, 2009, Raven Industries, Inc. (the “Company”) entered into a new Employment Agreement with Daniel A. Rykhus, the Executive Vice President of the Company. Mr. Rykhus’ agreement reflected his increased responsibilities and equalized his benefits with other Senior Executives of the Company. Mr. Rykhus now has the Applied Technology (formerly known as Flow Controls) and the Electronic Systems divisions of the company reporting to him along with the Information Technology function.
     The primary changes to Mr. Rykhus’ agreement were to improve his supplemental health benefit program and his retiree health benefits.
Item 9.01. Financial Statements and Exhibits

Exhibit
No.	Description

(d)	Exhibits

10.1	Employment Agreement dated February 1, 2009 between Raven Industries, Inc. and Daniel A. Rykhus

10.2	Schedule A to Employment Agreements between Raven Industries, Inc. and each of the following Senior Executive Officers: Ronald M. Moquist, Thomas Iacarella and Daniel A. Rykhus

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAVEN INDUSTRIES, INC.
/s/ Thomas Iacarella
Thomas Iacarella
Vice President and CFO, Secretary and Treasurer (Principal Financial and Accounting Officer)

Date: February 2, 2009

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Employment Agreement dated February 1, 2009 between Raven Industries, Inc. and Daniel A. Rykhus

10.2	Schedule A to Employment Agreements between Raven Industries, Inc. and each of the following Senior Executive Officers: Ronald M. Moquist, Thomas Iacarella and Daniel A. Rykhus